Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Willem Fuchter, the President, Chief Executive Officer, Principal Executive Officer and a director of Constitution Mining Corp., and Kenneth Phillippe, the Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer of Constitution Mining Corp., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q of Constitution Mining Corp., for the quarterly period ended March 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Constitution Mining Corp.
"Willem Fuchter" Willem Fuchter President, Chief Executive Officer, Principal Executive Officer and a director Date: May 20, 2008
"Kenneth Phillippe" Kenneth Phillippe Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer Date: May 20, 2008

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Constitution Mining Corp. and will be retained by Constitution Mining Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

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